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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Primex Technologies, Inc.:

Re:        Registration Statement on Form S-8 (No. 333-33051)
           Registration Statement on Form S-8 (No. 333-18297)
           Registration Statement on Form S-8 (No. 333-18299)

We consent to incorporation by reference in the registration statements referenced above of Primex Technologies, Inc. of our report dated February 13, 1997 relating to the consolidated balance sheet of Primex Technologies, Inc. and subsidiaries as of December 31, 1996, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1996, which report appears in the December 31, 1996 annual report on form 10-K of Primex Technologies, Inc.

                                                       KPMG Peat Marwick LLP

                                                       /s/ KPMG Peat Marwick LLP
                                                       -------------------------

Tampa, Florida
March 16, 1998